Exhibit 10.8
Confidential Treatment has been requested for the redacted portions of this agreement.  The redactions are indicated with six asterisks (******).  A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT TO THE
ATM CASH SERVICES AMENDMENT TO THE TREASURY SERVICES TERMS AND
CONDITIONS BOOKLET

This Agreement to Amend is entered into by and between Cardtronics USA, Inc. (“Cardtronics”, also referred to as “you and “your”) and Bank of America, N.A. (“Bank”, also referred to as “we”, “us” and “our”) as of this 13th day of April, 2010.

RECITALS

A.	Cardtronics previously executed the Treasury Services Terms and Conditions Booklet on July 13, 2004 (the “Booklet”).

B.
Cardtronics and Bank previously executed an Amendment to Treasury Services Terms and Conditions Booklet for ATM Cash Services as of August 2, 2004 (“ATM Cash Services Amendment”) and subsequently amended the ATM Cash Services Amendment as of February 9, 2006, February 21, 2007, and March 23, 2009.

C.	Cardtronics and Bank desire to make an additional amendment to the ATM Cash Services Amendment.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement to Amend and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	All terms not otherwise defined herein shall have the meaning set forth in the ATM Cash Services Amendment.

B.	Exhibit E to the ATM Cash Services Amendment is deleted in its entirety and replaced with the attached Exhibit E. The attached Exhibit E shall be effective as of July 1, 2010.

C.	Except as specifically amended herein, the ATM Cash Services Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to Amend to be executed as of the date first set forth above, by its duly authorized officer.

CARDTRONICS USA, INC.	BANK OF AMERICA, N.A.

/s/Michael H. Clinard	/s/ Forest Scott Singhoff
Name: Michael H. Clinard	Name: Forest Scott Singhoff
Title: President Global Services	Title: Senior Vice President

EXHIBIT E

FEES FOR ATM CASH SERVICES

Each month we will debit your account with us for our fees for providing the ATM Cash Services.  We will also provide to you a report of the ATM Cash Service components and the fees for each during that monthly period, as set forth below:

1.       Cash Processing Fees:

Depository Services	Unit Price
Change Order per request, per vault	$******
Currency supplied per each $100 supplied	$******

We may change our Cash Processing Fees by no more than ******% per annum by providing you at least 30 days prior written notice.  Other account related charges will be based upon our prevailing commercial schedule of fees in effect from time to time.

2.        Cash Usage Fees:

Our Cash Usage Fee, effective July 1, 2010 is set forth below:

Average Daily Cash Balance x the Monthly Rate Factor.

The Monthly Rate Factor is the Billing Rate divided by 360, times the number of days in the month being billed.

The Billing Rate is the Average One Month Libor rate plus the Spread.

The Spread equals ****** basis points (******%).

The Average One Month Libor rate is derived from the rates set forth on the Telerate Screen for the London Interbank Offered Rate for one month US Dollar deposits for each day that the rate is published in that month, aggregated and divided by the number of Libor days in the month being billed.

(Average 1 month Libor + Spread)/360 x # days x Average Balance)

 The Cash Usage Fees may be revised by mutual agreement of the Parties in writing.

3.       Reconcilement Fee:

You will pay directly the fees and charges of the Reconcilement Agent in performing its reconciliation services to us with regard to the ATM Cash Services.